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                                                FIRST PULASKI NATIONAL CORPORATION
                                                 (Name of Registrant as Specified in Its Charter)

                                                FIRST PULASKI NATIONAL CORPORATION
                                                    (Name of Person(s) Filing Proxy Statement)

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FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 25, 2002

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 25, 2002, at 1:00 p.m., local time, for the following purposes:

            (1)        To elect fourteen (14) directors of the Company;

            (2)        The ratification of the appointment of the Certified Public Accounting Firm of Putman and Hancock,
                         Certified Public Accountants, as the Company's independent auditors for the fiscal year ending
                         December 31, 2002; and

            (3)        To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

            NOTE:  The Board of Directors is not aware of any other business to come before the meeting.

       Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned.  Shareholders of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

       You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope.  If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                /s/ Harold Bass

                                                                                                HAROLD BASS
                                                                         CORPORATE SECRETARY

Pulaski, Tennessee
April 10, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

PROXY STATEMENT
OF
FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478
(931) 363-2585

ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2002

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting").  The Company is the holding company for First National Bank of Pulaski (the "Bank") and Bank of Belfast.  The Company has made application to the Office of the Comptroller of the Currency for approval to merge Bank of Belfast into the Bank.  Upon receipt of this approval, the Company expects to consummate the merger.  The Meeting will be held in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 25, 2002, at 1:00 p.m., local time.  This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 10, 2002.  The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile.  They will not be paid additional remuneration for their efforts.  This proxy solicitation will be paid for by the Company.  The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

VOTING AND PROXY PROCEDURE

       Shareholders Entitled to Vote.  Shareholders of record as of the close of business on March 18, 2002 ("Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held.  At the close of business on the Voting Record Date the Company had 1,629,842 shares of Common Stock issued and outstanding held by 1,362 shareholders.

       If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.  If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank.

       Quorum.  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.  Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

       Voting.  The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.  When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card.  Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR the ratification of the appointment of the independent auditors.  If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

       The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote.  The Company's Charter provides that shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

       With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting.  Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.  Abstentions will have the effect of a vote against the outcome of this proposal while broker non-votes will have no effect on the outcome of this proposal.

       Revocation of a Proxy.  Shareholders who execute proxies retain the right to revoke them at any time.  Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting.  Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act").  Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date.

       The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 18, 2002 (unless otherwise noted), for:

  each of the Company's directors and nominees.
  each of the Company's executive officers named in the Summary Compensation Table; and
  all of the Company's directors and executive officers as a group.

       The percentages of shares outstanding provided in the tables are based on 1,629,842 voting shares outstanding as of March 18, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person.  The number of shares shown also includes the interest of certain persons in shares held by family members in their own right.  Shares issuable upon exercise of options that are exercisable within sixty days of March 18, 2002 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares Outstanding Directors

Directors
David E. Bagley	7,309 (2)	775	0.50%
Johnny Bevill	22,630 (3)	500	1.42%
James K. Blackburn, IV	3,893	4,250	0.50%
Wade Boggs	6,835 (4)	1,000	0.48%
James H. Butler	5,942 (5)	2,808	0.54%
James T. Cox (6)	10,200 (7)	4,000	0.87%
Parmenas Cox	25,369	500	1.59%
Gregory C. Dugger	7,080 (8)	500	0.46%
Charles D. Haney	15,025 (9)	1,000	0.98%
James Rand Hayes	18,580 (10)	500	1.17%
Mark A. Hayes (6)	1,825 (11)	11,000	0.78%
William A. McNairy	1,130 (12)	1,250	0.15%
W. Harwell Murrey	35,129 (13)	3,091	2.34%
Bill Yancey	6,450 (14)	500	0.43%
Named Executive Officers
Edwin D. Moore	1,223 (15)	3,000	0.26%

Directors and Executive Officers as a group (16 persons)	162,745	34,674	11.86%

________________________

(1)     The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)     Includes 400 shares held as custodian for children, 800 shares held jointly with wife and 6,109 shares held by
          Cede & Company for Bagley Trust.
(3)    Includes 11,315 shares held by wife.
(4)    Includes 3,418 shares held by wife.
(5)     Includes 5,372 shares held jointly with wife and 570 shares held jointly with three children and grandchildren.
(6)     Mr. Cox and Mr. Hayes are Named Executive Officers of the Company.
(7)     Includes 1,311 shares held by wife, 500 shares held by Smith Barney for benefit of James T. Cox IRA and
         1,000 shares held by Raymond James & Associates for benefit of James T. Cox IRA.
(8)     Includes 100 shares held jointly with wife as Trustee for child and 1,665 shares held by Raymond James &
         Associates for benefit of Gregory G. Dugger IRA.
(9)    Includes 6,740 shares held jointly with wife, 300 shares held jointly with wife as trustee for children and 7,985 shares in trust for employees of Physicians & Surgeons, Inc.
(10)  Includes 9,290 shares held by wife.
(11)  Held jointly with wife.
(12)  Includes 280 shares held with wife.
(13)  Includes 17,250 shares held by wife and 7,985 shares held in trust for employees of Physicians & Surgeons, Inc.
(14)  Held jointly with wife.
(15)  Includes 538 shares held jointly with wife and 435 shares held by Raymond James & Associates for benefit of Edwin D. Moore.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports.  Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

       Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2001 fiscal year except that the following transactions were not timely reported on Form 4 but rather were reported on Form 5: exercises of options by Mr. Bagley in June 2001, Mr. Rand Hayes in June 2001, Mr. Bevill in June 2001, Dr. Dugger in June 2001, Mr. Yancey in July 2001, Mr. Parmenas Cox in August 2001 and Mr.McNairy in August 2001, purchases from individuals by Mr. and Mrs. Boggs in October and November 2001, and sales by Mr. McNairy in March, May, July and August 2001.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

       The Bylaws of the Company currently state that the Board of Directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the Board of Directors of the Company is made up of fourteen (14) members.  The Board of Directors of the Company will also serve as the Board of Directors of First National Bank of Pulaski and Bank of Belfast.

       The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's Board of Directors as listed below.

       It is intended that the proxies solicited by the Company's Board of Directors will be voted FOR the election of the nominees named in the table below.  If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the Board of Directors.  At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

       The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years
David E. Bagley	48	4/22/93	President, Bagley & Bagley Insurance, Inc.
Johnny Bevill	66	10/19/81	Owner, Davis & Eslick Market (now retired)
James K. Blackburn, IV	59	4/07/83	Owner, Lairdland Farm Real Estate Broker
Wade Boggs	38	4/20/95	Owner, WashMaster Car Washes (no longer held) Partner, Quickmaster Car Washes, Commercial Rental Property and Investments
James H. Butler	55	4/05/84	Real Estate Broker, Owner, Butler Realty
James T. Cox	64	3/17/99	Chairman of the Board & CEO, First National Bank
Parmenas Cox (1)	90	10/19/81	Retired Senior Chairman of the Board, First National Bank
Gregory G. Dugger	52	4/22/93	Dentist
Charles D. Haney	47	4/22/93	Physician
James Rand Hayes	65	4/07/83	Owner, Hayes Properties
Mark A. Hayes	40	8/14/01	President, First National Bank
William A. McNairy	69	4/04/91	Owner, McNairy's Flowerama & Gifts, Farmer
W. Harwell Murrey	67	10/19/81	Physician (now retired)
Bill Yancey	57	4/04/91	Farmer

       (1)      Mr. Cox is the father of the Company's Chairman and Chief Executive Officer, James T. Cox.

       The Board of Directors of the Company has a Nominations and Compensation Committee which is responsible for recommending director nominees for election to the Board of Directors.  The committee will consider nominees recommended by any shareholder of the Company who delivers timely notice of the nomination in proper written form to the Company's secretary.  To be timely, the notice must be received not less than 120 days prior to the anniversary of the date that the previous year's proxy statement was mailed to shareholders if the annual meeting at which the director would be elected, if nominated, is held within 30 days of the anniversary of the prior year's meeting.  The notice must include certain biographical information about both the proposed nominee and the shareholder submitting the proposal as well as disclose the number of shares of Company Common Stock owned by each of the proposed nominee and the shareholder making the proposal.  The proposal must also contain the proposed nominee's written consent to being named as a nominee in the proxy statement and to serving on the Board of Directors if nominated and subsequently elected.  For a more complete summary of the procedure you are encouraged to consult the Company's bylaws.

       Unless directed otherwise by the shareholders, the enclosed proxy will be voted FOR the election of the nominees for directors listed.  The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.

DESCRIPTION OF THE BOARD & COMMITTEES

       In 1999, the Company established a Nominations and Compensation Committee.  Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee.  Decisions regarding the Company's audit process are still made by the Audit Committee of the Board of Directors of the Bank, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Company as a whole.  The Board of Directors of the Company holds regular meetings every quarter and special meetings as called.

       Members of the Company's and the Bank's Nominations and Compensation Committees are the same.  Serving on the two committees for the year 2001 were Johnny Bevill, James H. Butler and W. Harwell Murrey.  None of the individuals serving on the Committees during the year were employed either by the Company or the Bank.  The Company's Nominations and Compensation Committee held one (1) meeting during 2001.  The Bank's Nominations and Compensation Committee held five (5) meetings during 2001.

       Members of the Bank's Audit Committee serving for the entire year were David E. Bagley, Johnny Bevill, James K. Blackburn, Gregory G. Dugger and James Rand Hayes.  Appointed to the Audit Committee at the Board's organizational meeting on April 26, 2001 was Wade Boggs.  Serving until his retirement from the Board on April 26, 2001 was Morris E. Harwell.  The Audit Committee met seven (7) times during 2001, with three (3) of the meetings being prior to the change in membership and four (4) after the change.  The Board has adopted a written charter for the Audit Committee that specifies the Audit Committee's obligations.  All of the members of the Audit Committee are independent within the standard adopted by the New York Stock Exchange, except that Mr. Bagley has an interest in an insurance agency that sells insurance products to the Bank.

       Membership on the Bank's Executive and Loan Committee consisted of all members of the Company's and the Bank's Board of Directors with the exception of Dr. Gregory G. Dugger and Dr. Charles D. Haney.  Serving on this committee until their retirement on April 26, 2001 were Joyce F. Chaffin and Morris E. Harwell.  Elected to the Company and Bank Boards and hence to this committee on August 14, 2001 was Mark A. Hayes.

       During the fiscal year ended December 31, 2001 the Board of Directors held an organizational meeting after the annual shareholders meeting, four (4) regularly scheduled quarterly meetings and three (3) specially called meetings, two of which were brief meetings held following meetings of the First National Bank board.  Of the eight (8) meetings of the Board of Directors held during 2001, no incumbent director attended fewer than 75% of the total number of meetings of the Company's or the Bank's Board of Directors or the Committees upon which such director serves.  All of the directors who serve on the Board of Directors of the Bank also serve on the Company's Board of Directors.  The Board of Directors of the Bank has three (3) standing committees, one which administers the First Pulaski National Corporation 1997 Stock Option Plan, one which administers the First Pulaski National Corporation 1994 Employee Stock Purchase Plan and one which administers the First Pulaski National Corporation 1994 Stock Option Plan for Outside Directors.  These committees meet only when needed, and none of them met during the year 2001.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

DIRECTOR COMPENSATION

The directors of the Company and of the Bank, with the exception of Parmenas Cox, are compensated under a deferred compensation plan at the rate of $800 for each board meeting attended.  Mr. Cox is paid an equivalent amount, but is not eligible for participation in the deferred compensation plan.  Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $300 per committee meeting.  If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $400 per meeting, for those in attendance.  The membership of the Executive and Loan Committee consists of all but two of the members of the Bank's Board of Directors.  Additionally, directors who serve on the Audit Committee of the Bank, which currently meets eight times during the year, receive $225 per meeting.  All other directors who serve on other committees of the Board of Directors of the Bank receive $100.00 per meeting.  James T. Cox and Mark A. Hayes, the only directors who are also employees of the Bank, receive director fees for meetings of the Board of Directors and Executive and Loan Committee meetings.

       In addition, the Company annually grants non-employee directors a non-qualified stock option to purchase 500 shares of Company Common Stock under the Company's 1994 Stock Option Plan for Outside Directors at an exercise price equal to the fair market value of the Company's Common Stock on the grant date.  Fifty percent of the option vests immediately upon grant and fifty percent vests on the first anniversary of the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following information is provided for (i) James T. Cox, the Company's Chairman of the Board and Chief Executive Officer, for Mark A. Hayes, the President of the Company and (ii) for Edwin D. Moore, the only other executive officer who received salary and bonus compensation in excess of $100,000 in 2001. Mr. Cox, Mr. Hayes and Mr. Moore are collectively the Company's "Named Executive Officers".

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options (#) (1)	All Other Compensation (2)

James T. Cox Chairman of the Board & CEO of the Company and First National Bank	2001 2000 1999	$154,100 $143,869 $134,112	$5,925 $5,203 $5,052		$24,855 $23,821 $23,744
Mark A. Hayes President of the Company and First National Bank	2001 2000 1999	$145,341 $134,786 $129,192	$5,586 $4,907 $4,763		$22,032 $20,710 $20,098
Edwin D. Moore Executive Vice-President of First National Bank	2001 2000 1999	$104,987 $99,938 $92,900	$4,155 $4,055 $3,434	10,000	$16,580 $15,605 $1,412

___________________

(1)      Option grants to Named Executive Officers are reported in the year in which they are granted.

(2)      Represents for the fiscal years 2001, 2000 and 1999 respectively (i) Company contributions to a defined contribution plan in the amount of $22,739, $21,102 and $20,288 for Mr. Cox, $21,243, $19,597 and $19,165 for Mr. Hayes, and $15,369, $14,579 and $0 for Mr. Moore; (ii) premiums paid by the Company with respect to life insurance policies on the life of Messrs. Cox, Hayes and Moore payable to beneficiaries designated by Messrs. Cox, Hayes and Moore, of $2,115, $2,179 and $3,456 for Mr. Cox, $546, $732 and $669 for Mr. Hayes, and $951, $909 and $1,412 for Mr. Moore; and (iii) interest paid by the Bank (for which Messrs. Cox, Hayes and Moore served as executive officers) on loans from which the proceeds were used to purchase Company Common Stock, as arranged by the Bank, to Mr. Hayes in the amount of $244, $382 and $264 and to Mr. Moore in the amount of $261, $117 and $0.

Option Grants in 2001

       The Company granted no options to Named Executive Officers during the year 2001.

Aggregate Option Exercises During 2001 and Fiscal Year-End Option Values

       The following table sets forth information about the number and year-end values of exercisable and unexercisable options held by the Company's CEO and its other named executive officers for the year ended December 31, 2001.

		Number of Securities Underlying Unexercised Options At December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
Name	Shares Acquired on Exercise (#) (2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
James T. Cox (3)	None	4,000	1,000	----	----
Mark A. Hayes (4)	None	11,000	4,000	10,000	----
Edwin D. Moore (5)	None	2,000	8,000	----	----

___________________

(1)    Price quotations for the Company's Common Stock are not available on NASDAQ or on any other quotation service.
         The Company's Board of Directors has historically determined the "fair market value" of the Company's Common
         Stock for purposes of the Company's stock option plans, employee stock purchase plans, and employee stock ownership plans, based upon a valuation provided by an independent third party appraisal firm. The option value shown for December 31, 2001, is based upon the difference between $31.00, the most recent valuation (which was dated September 30, 2001) and the exercise prices of the options.  Shares of the Company's Common Stock have traded at prices considerably higher than the "fair market value" determined by the Board of Directors, although except for repurchases made by the Company, such trading has been sporadic and in limited amounts.  The Company believes that such trades in 2001 took place at prices between $35.00 and $50.00. The Company further believes that the majority of such trades in 2001 took place at prices between $45.00 and $50.00, but the Company does have knowledge of one trade that took place at $35.00. At a value of $50.00 per share for the Company's Common Stock, the amounts shown for exercisable and unexercisable options, respectively, would be $68,000 and $17,000 for Mr. Cox,
         $219,000 and $68,000 for Mr. Hayes and $32,000 and $128,000 for Mr. Moore.
(2)    The named executive officers did not exercise any stock options during 2001.
(3)    Mr. Cox's options were granted to him as an executive officer pursuant to the Company's 1997 Stock Option Plan.
(4)    Mr. Hayes has been granted options under the Company's 1987 Stock Option Plan as well as the 1997 Stock Option Plan.
(5)    Mr. Moore's options were granted to him as an executive officer pursuant to the Company's 1997 Stock Option Plan.

BOARD COMPENSATION COMMITTEE REPORT

       Because the Chairman of the Board and Chief Executive Officer and the President of the Bank are employees of the Bank, matters of executive compensation, including bonuses, are determined by the Nominations and Compensation Committee of the Board of Directors of the Company, subject to the approval of the Board of Directors of the Company.

       In setting the 2001 compensation of James T. Cox, Chairman of the Board and Chief Executive Officer, and Mark A. Hayes, President, of both the Bank and the Company, the Nominations and Compensation Committee of the Company (the "Committee") reviewed a Tennessee Banking Association survey of compensation levels for Chief Executive Officers and Presidents of Middle Tennessee banks or bank holding companies with assets of $100-500 million and also reviewed compensation surveys conducted by other providers of peer group data.  Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chairman of the Board and the President with an amounts comparable to the chairman and presidents, respectively, of other financial institutions of similar size that are located in similar markets.  In determining compensation levels, the Committee further reviewed: (1) the Bank and the Company's overall financial performance in 2000, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and (2) the Chairman of the Board and the President's direct business contribution to the Bank.

       The 2001 Compensation levels for the remaining executive officers, Edwin Moore and Harold Bass, were based on similar criteria and considerations as well as the recommendations of the Chairman of the Board and the President to the Committee and the Board of Directors.

       Executive Officers were eligible for, and received, a cash bonus as well under the Company's Bonus Program as determined by the Board of Directors based upon the Company's overall financial performance.  The decision of the Committee and the Board of Directors to award bonuses was based upon the Committee's and the Board of Directors' belief that the Company's financial performance was sound and consistent with the Company's past performance.  No specific quantitative performance measure (of the Company, the Bank or any individual) was used to determine the amount of bonus awarded.  Instead, bonuses for executive officers, including the Chairman of the Board and the President, were given in a manner similar to the bonuses granted to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

Johnny Bevill, Chairman
James H. Butler
W. Harwell Murrey

       The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT FOR 2001

       The Audit Committee reviews the Company's and the Bank's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's and the Bank's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

       In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                    David E. Bagley                       Johnny Bevill, Chairman                       James K. Blackburn
                    Wade Boggs                              Gregory G. Dugger                                  James Rand Hayes

      The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

       Set forth below is a graph comparing the annual change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index, for the period of five years beginning December 31, 1996 and ended December 31, 2001.

       The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	1996	1997	1998	1999	2000	2001
FIRST PULASKI NATIONAL CORPORATION	100	158	132	182	201	205
INDEPENDENT BANK INDEX	100	148	154	140	139	165
NASDAQ INDEX	100	122	173	321	193	153

       The cumulative total return reflected in the graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During fiscal 2001, the Nominations and Compensation Committee of the Company was comprised of Messrs. Bevill, Butler and Murrey. None of these persons at any time during fiscal 2001 was an employee of the Company or the Bank.  In addition, none of these persons has at any time been an officer of the Company or the Bank.  In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank.  No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee.  No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank.  As such customers, they had transactions in the ordinary course of business in 2001 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF AUDITORS

       The Company has appointed, and the shareholders are requested to ratify this appointment, the firm of Putman and Hancock, Certified Public Accountants, of Fayetteville, Tennessee, as the independent audit firm of the Company for the year ending December 31, 2002.  James M. Putman and his associates, have been the Company's auditors since 1981 and the Board of Directors considers the firm of Putman and Hancock to be well qualified.  A representative of Putman and Hancock is expected to attend the shareholder's meeting and will have the opportunity to make a statement and/or respond to appropriate questions from shareholders.  Shareholders should recognize that the ratification of approval of Putman and Hancock, Certified Public Accountants, does not preclude the Company from subsequently determining to change independent accountants if it determines such action to be in the best interests of the Company.

       Putman and Hancock in 2001 provided the following audit services: examination of financial statements of the Company, its subsidiaries and related entities, including those in the Annual Report to Shareholders and in reports filed with the Securities and Exchange Commission and others and limited reviews of the Company's interim financial statements.

       Proxies solicited by management will be voted in favor of the ratification of the selection of Putman and Hancock, Certified Public Accountants as the Company's independent audit firm unless shareholders specify a contrary choice in their proxies.

Fees Billed to the Company by Putman and Hancock During 2001

       Audit Fees.  The aggregate audit fees billed or to be billed to the Company by Putman and Hancock for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $45,400.00.

       Financial Information Systems Design and Implementation Fees.  Putman and Hancock did not bill any fees to the Company for professional services regarding financial information systems design and implementation.

       All Other Fees. The aggregate fees billed or to be billed to the Company by Putman and Hancock for all services rendered to the Company, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $10,175.00.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PUTMAN AND HANCOCK, CPA'S, AS THE COMPANY'S INDEPENDENT AUDITORS.

SHAREHOLDERS' PROPOSALS

       In order for any proposals by shareholders to be included in the Company's 2003 proxy statement and to be considered at the 2003 annual meeting, all such proposals intended for presentation at the 2003 annual meeting must be mailed to Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later than December 4, 2002.

       Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

       For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2003 proxy statement) a shareholder must forward such proposal to Mr. Bass at the address set forth above prior to February 17, 2003.

ANNUAL REPORT AND FORM 10-K

       The annual report of the Company to its shareholders for the calendar year 2001 is being delivered with this proxy statement.

       Copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K will be mailed to shareholders without charge, upon written request made to: Harold Bass, Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                                                                                            By order of the Board of Directors

                                                                                                            /s/Harold Bass

                                                                                                            Harold Bass
                                                                                                            Corporate Secretary

FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 25, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

PLEASE SIGN AND RETURN

          Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint Parmenas Cox, Johnny Bevill and Harold Bass, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 18, 2002, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 25, 2002, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

(1)  Election as Directors of the fourteen (14) persons listed below:

       FOR  [    ]                                                                    AGAINST  [    ]                                               ABSTAIN [ ]
     all nominees listed except as                                    all nominees listed below
     marked to the contrary below. No
     mark through will be indicated as
     a vote for the named individual.

      David E. Bagley                                                          Johnny Bevill                                                   James K. Blackburn, IV
      Wade Boggs                                                               James H. Butler                                                James T. Cox
      Parmenas Cox                                                              Gregory G. Dugger                                         Charles D. Haney
      James Rand Hayes                                                     Mark A. Hayes                                                William A. McNairy
      W. Harwell Murrey                                                    Bill Yancey

IF YOU DESIRE TO VOTE AGAINST ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

(2)  Ratification of the selection of Putman and Hancock, Certified Public Accountants, for professional services for the current year:

       [    ]  FOR                                                                        [    ]   AGAINST                                               [    ]  ABSTAIN

(3)  Whatever other business may be brought before the meeting or any adjournment or adjournments thereof.  Management at present knows of no other business to be presented at the meeting.

        THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

        TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL MEETING, CHECK BLOCK. [    ]

        The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

        IN WITNESS WHEREOF, I have hereunto set my hand this the _____ day of ________________________, 2002.

Number of shares:________

                                                                                    _________________________________________________________

                                                                                    _________________________________________________________
                                                                Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or
                                                                                    corporate officer.  All co-owners must sign.